UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 10, 2018

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, Ca. 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On April 10, 2018, MRI Interventions, Inc. posted an updated investor presentation to its website at http://ir.stockpr.com/mriinterventions/investor-presentation. A copy of the investor presentation is being furnished herewith as Exhibit 99.1. The Company may use the investor presentation from time to time in conversations with analysts, investors and others.

The information in Item 7.01 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Exhibit 99.1 is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company may make from time to time, by press release or otherwise. The Company undertakes no duty or obligation to publicly update or revise the information contained in this investor presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing or other reports or documents with the SEC, through press releases or other public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit 99.1	Investor Presentation dated April 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer